EXHIBIT 99.01

News Release

Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES SECOND QUARTER RESULTS
GAAP Diluted Net Income of $0.44 per Unit
Adjusted Diluted Net Income of $0.45 per Unit
Cash Distribution of $0.45 per Unit

New York, NY, July 30, 2014 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the second quarter ended June 30, 2014.

“Our second quarter results demonstrate our ongoing progress in our strategy to deliver for our clients with the investment performance they deserve and the innovative and relevant offerings they demand,” said Peter S. Kraus, Chairman and Chief Executive Officer. “During the quarter, we not only outperformed across an array of equity and fixed income strategies, we also completed successful asset raises for real estate, frontier emerging market equities and financial services opportunities services, closed our acquisition of CPH Capital, a global core equities manager, and attracted firmwide net inflows of $8.3 billion, our highest quarterly net flows since late-2007.”

Financial Results	2Q 2014	1Q 2014	2Q 2014 vs 1Q 2014	2Q 2013	2Q 2014 vs 2Q 2013
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$754	$715	5%	$734	3%

Operating Income	$143	$130	10%	$137	4%

Operating Margin, excl. non-controlling interests	19.0%	17.9%		17.7%

Adjusted basis: (1)

Net Revenues (2)	$632	$598	6%	$598	6%

Operating Income (3)	$144	$131	10%	$133	8%

Operating Margin	22.9%	21.9%		22.2%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income per Unit	$0.44	$0.38	16%	$0.40	10%

Adjusted Diluted Net Income per Unit (1)	$0.45	$0.39	15%	$0.41	10%

Distribution per Unit	$0.45	$0.39	15%	$0.41	10%

(1) See pages 9-10 for reconciliations of GAAP Financial Results to Adjusted Financial Results.
(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).
(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

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Kraus continued: “Over the past five years we’ve been focused on rewarding the faith our long-term clients have in us, while at the same time evolving our business to better anticipate and meet their changing needs. While we still have much work to do, I’m gratified by how far we’ve come. Today, the vast majority of our fixed income assets are in outperforming services – 79% for the 3-year and 84% for the 5-year – and we’ve achieved substantial long-term performance premiums for our clients in diverse services like Global High Income, US Income, Diversified Yield Plus and Unconstrained Bond. In equities, our performance turnaround continues, with nearly two-thirds of our assets in outperforming strategies for the 1-year and nearly 50% for the 3-year. Standout performers include Global Strategic Value, Global Active Low Vol and Emerging Markets Value for the 1-year, International Discovery and Concentrated US Growth for the 3-year, and Small/SMID-Cap Value and Emerging Markets Growth across multiple time periods. Even as we’ve maintained our investment discipline in core strategies, we’ve innovated in new areas like multi-manager alternatives, multi-asset strategies and liquid and illiquid credit in order to extend our product set across asset classes, geographies and client channels. Our client-centric approach is paying off. Year-to-date, our Institutional RFP activity is up 33% overall and our equity RFP activity has more than doubled year-over-year, and consultant advocacy and client engagement levels are at multi-year highs. Our second quarter Retail gross sales of $11.4 billion were up 15% sequentially, our second straight quarterly increase. Combined gross sales of our flagship funds in Asia ex-Japan – Global High Yield and American Income – doubled sequentially and redemptions declined by 34%, resulting in positive quarterly net flows. In fact, fixed income sales are strong across our Retail franchise, with significant client interest in services ranging from European Income to Short Duration High Yield to municipal bond funds. In Private Client, the new targeted services we’ve introduced to exploit emerging opportunities in frontier markets, the European recovery and US financials have attracted great interest from new and existing clients looking for a more product-focused approach, while clients invested in our integrated solutions continue to benefit from our differentiated wealth forecasting, portfolio rebalancing and tax planning. On the sell-side, growing research recognition and strong double-digit increases in European and Asian revenues year-to-date reaffirm our unique global expansion strategy. Finally, prudent expense management remains our mantra, even as we keep making progress broadening our business and growing our top line. I’m pleased we were able to expand our second quarter adjusted operating margin sequentially and year-over-year, to 22.9%.”

Kraus concluded: “Through years of focus and hard work by the incredibly talented team here at AB, we keep getting better at delivering for clients with the breadth and balance of our business, and engaging them on solutions to their most pressing needs. We’ve laid the foundation for success, and I’m confident we’ll build on it from here.”

The firm’s cash distribution per unit of $0.45 is payable on August 28, 2014, to holders of record of AllianceBernstein Holding Units at the close of business on August 11, 2014.

Market Performance

Global equity and fixed income markets were both higher in the second quarter of 2014. The S&P 500 returned 5.2% and the MSCI World Index’s total return was 5.1%. The Barclays US Aggregate Index returned 2.0% in the second quarter and the Barclays Global Aggregate Index’s total return was 2.5%.

Assets Under Management ($ Billions)

Total assets under management as of June 30, 2014 were $480.2 billion, up $26.1 billion, or 5.7%, from March 31, 2014, and up $45.6 billion, or 10.5%, from June 30, 2013.

	Institutions	Retail	Private Client	Total
Assets Under Management 6/30/14	$240.3	$165.4	$74.5	$480.2
Net Flows for Three Months Ended 6/30/14	$6.8	$2.0	$(0.5)	$8.3

Total net inflows were $8.3 billion compared to the prior quarter’s net outflows of $4.4 billion and the prior-year period’s net inflows of $0.2 billion.

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Net inflows to the Institutions channel were $6.8 billion, compared to net outflows of $3.8 billion in the first quarter of 2014. Institutions gross sales of $10.5 billion compare to the prior quarter’s $2.8 billion. The pipeline of awarded but unfunded Institutional mandates decreased sequentially from $7.6 billion to $4.3 billion at June 30, 2014, as lower revenue passive fundings and revisions exceeded diverse new additions during the quarter.

The Retail channel experienced second quarter 2014 net inflows of $2.0 billion, compared to the prior quarter’s net outflows of $1.1 billion. Retail gross sales of $11.4 billion increased 15% sequentially from the first quarter’s $9.9 billion, with the greatest improvement in the Asia ex Japan region.

In the Private Client channel, second quarter net outflows of $0.5 billion compare to net inflows of $0.5 billion in the previous quarter. Private Client gross sales decreased 23% sequentially to $1.7 billion from the prior quarter’s $2.2 billion.

Second Quarter Financial Results

Revenues:

Net revenues of $754 million were up 3% compared to the second quarter of 2013. Higher base and performance-based fees and higher Bernstein Research Services revenues were partly offset by lower distribution revenues from non-US retail products and lower investment gains. Sequentially, net revenues increased 5%, driven by higher base and performance-based fees and higher distribution revenues from non-US retail products, partly offset by lower Bernstein Research Services revenues. Bernstein Research Services revenues increased 3% from the second quarter of 2013 due to higher trading activity in Europe and Asia and decreased 3% from the first quarter of 2014 due to a sequential slowdown in trading activity, particularly in the US.

Adjusted net revenues of $632 million were up 6% compared to the second quarter of 2013, driven by higher base and performance-based fees and higher Bernstein Research Services revenues, partially offset by current quarter investment losses compared to investment gains in the prior-year period. Sequentially, adjusted net revenues were up 6% as a result of higher base and performance-based fees, partially offset by lower Bernstein Research Services revenues.

Expenses:

Operating expenses were $611 million for the second quarter, up 2% year-over-year, as higher employee compensation and benefits expense was partly offset by lower promotion and servicing and general and administrative (“G&A”) expenses. Employee compensation and benefits expense increased from the prior-year period due to higher incentive and base compensation, partly offset by lower commissions. Promotion and servicing expense declined from the prior-year period due primarily to lower distribution plan payments in non-US retail markets and amortization of deferred sales commissions, partly offset by higher trade execution fees and marketing expense. Within G&A, occupancy and technology expenses were lower compared to the prior-year period, but were mostly offset by higher professional, portfolio services and other G&A fees. The Company recorded a $0.5 million non-cash real estate credit during the second quarter of 2014 as part of its ongoing global real estate consolidation plan, compared to a $1.9 million non-cash real estate charge in the second quarter of 2013.

On a sequential basis, operating expenses were up 4% as higher employee compensation and benefit and promotion and servicing expenses were partly offset by lower G&A expense. Employee compensation and benefits expense increased due to higher incentive and base compensation, partially offset by lower commissions. Promotion and servicing expense increased sequentially as a result of higher distribution plan payments in non-US retail markets and higher travel and entertainment, marketing and trade execution expenses. Within G&A, the decrease was driven by lower occupancy, technology and other G&A expenses, partly offset by higher professional fees. The Company’s $0.5 million non-cash real estate credit in the current quarter compared to a $1.9 million non-cash real estate charge in the first quarter of 2014.

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Adjusted operating expenses were $488 million for the second quarter, up 5% compared to the prior-year period, driven by higher total compensation and benefits, promotion and servicing and G&A expenses. The year-over-year increase in total compensation and benefits expense was a result of higher incentive and base compensation, partially offset by lower commissions. The increase in promotion and servicing expense was due primarily to higher trade execution and marketing expenses. Within G&A, the increase was due primarily to higher professional and portfolio services fees, partially offset by lower technology fees.

Sequentially, adjusted operating expenses were up 4%, primarily driven by higher total compensation and benefits and promotion and servicing expenses, partly offset by lower G&A. The sequential increase in total compensation and benefits was driven by incentive and base compensation, partially offset by lower commissions. The sequential increase in promotion and servicing expense resulted from higher travel and entertainment, marketing and trade execution expenses. Within G&A, lower technology, occupancy, and other G&A expenses were partially offset by higher professional fees.

Operating income and margin:

Operating income of $143 million for the second quarter of 2014 increased 4% compared to $137 million for the second quarter of 2013 and increased 10% compared to $130 million in the first quarter of 2014.

Adjusted operating income of $144 million increased 8% from the second quarter of 2013, and the adjusted operating margin increased to 22.9% from 22.2%. On a sequential basis, adjusted operating income increased 10% from $131 million, and the adjusted operating margin increased from 21.9%.

Net income per Unit:

Diluted net income per Unit for the second quarter of 2014 was $0.44 compared to $0.40 for the second quarter of 2013 and $0.38 for the first quarter of 2014.

Adjusted diluted net income per Unit was $0.45 compared to $0.41 in the second quarter of 2013 and $0.39 in the first quarter of 2014.

Acquisitions

During June 2014, AllianceBernstein completed the acquisition of CPH Capital Fondsmaeglerselskab A/S ("CPH Capital"), a Danish asset manager with approximately $3 billion in global core equity assets under management. This acquisition will not have a significant impact on revenues and earnings.

Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the second quarter of 2014, AllianceBernstein purchased approximately 15,000 Holding Units for $0.4 million from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards. No open market purchases of Holding Units were executed under the 10b5-1 plans in existence during the first six months of 2014.

Second Quarter 2014 Earnings Conference Call Information

Management will review second quarter 2014 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Wednesday, July 30, 2014. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

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Parties may access the conference call by either webcast or telephone:

1.       To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.       To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 71451371.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of second quarter 2014 financial and operating results on July 30, 2014.

AllianceBernstein will be providing live updates via Twitter during the conference call. To access the tweets, follow AllianceBernstein on Twitter: @AllianceBernstn. Also, in the future, AllianceBernstein may provide public disclosures to investors via Twitter and other appropriate internet-based social media.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 71451371.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2013 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•	The possibility that AllianceBernstein will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AllianceBernstein may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•	The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets. At June 30, 2014, AllianceBernstein Holding L.P. owned approximately 36.0% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.6% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME | June 30, 2014

	Three Months Ended
$ thousands, unaudited	6/30/14	3/31/14	6/30/13
Revenues:
Base fees	$472,843	$452,039	$453,573
Performance fees	19,505	2,845	5,492
Bernstein research services	118,973	123,009	114,771
Distribution revenues	110,342	106,186	120,775
Dividend and interest income	4,678	4,101	4,534
Investment gains (losses)	828	559	8,350
Other revenues	27,093	26,680	27,455
Total revenues	754,262	715,419	734,950
Less: Interest expense	614	801	675
Net revenues	753,648	714,618	734,275
Expenses:
Employee compensation & benefits	327,472	307,033	306,487
Promotion & servicing
Distribution-related payments	100,699	97,270	111,386
Amortization of deferred sales commissions	9,326	8,957	10,325
Other	60,205	55,017	56,332
General & administrative
General & administrative	105,913	107,487	104,291
Real estate (credit) charge	(505)	1,942	1,935
Contingent payment arrangements	320	321	170
Interest on borrowings	768	781	793
Amortization of intangible assets	6,010	5,907	5,902
Total expenses	610,208	584,715	597,621

Operating income	143,440	129,903	136,654

Income taxes	7,008	11,365	9,564

Net income	136,432	118,538	127,090

Net (loss) income of consolidated entities attributable to non-controlling interests	(3)	1,813	6,376
Net Income Attributable to AllianceBernstein Unitholders	$136,435	$116,725	$120,714

Operating margin (1)	19.0%	17.9%	17.7%

(1) Operating income excluding net income (loss) attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME
	Three Months Ended
$ thousands except per Unit amounts, unaudited	6/30/14	3/31/14	6/30/13
Equity in Net Income Attributable to AllianceBernstein Unitholders	$48,467	$41,371	$45,440
Income Taxes	5,613	5,212	5,164
Net Income	42,854	36,159	40,276

Additional Equity in Earnings of Operating Partnership (1)	376	296	341
Net Income - Diluted	$43,230	$36,455	$40,617
Diluted Net Income per Unit	$0.44	$0.38	$0.40
Distribution per Unit	$0.45	$0.39	$0.41

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 6/30/14
	Units	Basic	Diluted
AllianceBernstein L.P.	269,114,795	268,781,607	269,951,116
AllianceBernstein Holding L.P.	96,811,627	96,450,794	97,620,303

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | June 30, 2014
($ billions)

Ending and Average	Three Months Ended
	6/30/14	6/30/13
Ending Assets Under Management	$480.2	$434.6
Average Assets Under Management	$464.2	$445.9

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$226.4	$155.0	$72.7	$454.1
Sales/New accounts	10.5	11.4	1.7	23.6
Redemptions/Terminations	(2.3)	(9.0)	(2.0)	(13.3)
Net Cash Flows	(1.4)	(0.4)	(0.2)	(2.0)
Net Flows	6.8	2.0	(0.5)	8.3
Acquisition	0.1	2.8	-	2.9
Transfers	0.1	-	(0.1)	0.0
Investment Performance	6.9	5.6	2.4	14.9
End of Period	$240.3	$165.4	$74.5	$480.2

Three-Month Changes By Investment Service
	Equity Actively Managed	Equity Passively Managed (1)	Fixed Income Actively Managed - Taxable	Fixed Income Actively Managed - Tax-Exempt	Fixed Income Passively Managed (1)	Other (2)	Total
Beginning of Period	$108.6	$48.2	$213.4	$30.0	$9.1	$44.8	$454.1
Sales/New accounts	3.7	1.2	15.5	1.0	0.1	2.1	23.6
Redemptions/Terminations	(3.8)	(0.7)	(6.8)	(1.2)	(0.1)	(0.7)	(13.3)
Net Cash Flows	(0.8)	(0.7)	(1.2)	0.1	0.5	0.1	(2.0)
Net Flows	(0.9)	(0.2)	7.5	(0.1)	0.5	1.5	8.3
Acquisition	2.9	-	-	-	-	-	2.9
Investment Performance	5.2	2.4	5.3	0.5	0.2	1.3	14.9
End of Period(2)	$115.8	$50.4	$226.2	$30.4	$9.8	$47.6	$480.2

(1) Includes index and enhanced index services.
(2) Includes multi-asset solutions and services, and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$135.7	$98.5	$72.6	$306.8
Non-U.S. Clients	104.6	$66.9	$1.9	173.4
Total	$240.3	$165.4	$74.5	$480.2

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
$ thousands, unaudited	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13

Net Revenues, GAAP basis	$753,648	$714,618	$765,572	$706,078	$734,275	$709,122
Exclude:
Long-term incentive compensation-related investment (gains) losses	(3,415)	(1,297)	(4,711)	(5,284)	(818)	(6,029)
Long-term incentive compensation-related dividends and interest	(154)	(179)	(1,882)	(210)	(196)	(269)
90% of consolidated venture capital fund investment (gains) losses	(136)	(2,006)	(3,640)	(1,588)	(6,602)	1,220
Distribution-related payments	(100,699)	(97,270)	(101,166)	(101,368)	(111,386)	(109,280)
Amortization of deferred sales commissions	(9,326)	(8,957)	(9,516)	(10,363)	(10,325)	(11,074)
Pass-through fees & expenses	(7,769)	(7,331)	(6,993)	(7,509)	(7,022)	(6,868)
Adjusted Net Revenues	$632,149	$597,578	$637,664	$579,756	$597,926	$576,822

Operating Income, GAAP basis	$143,440	$129,903	$194,781	$108,618	$136,654	$124,198
Exclude:
Long-term incentive compensation-related items	94	89	(665)	(92)	322	29
Real estate (credits) charges	(505)	1,942	1,726	24,125	1,935	638
Acquisition-related expenses	1,457	859	3,373	-	-	-
Contingent payment arrangements	-	-	(10,840)	-	-	-
Sub-total of non-GAAP adjustments	1,046	2,890	(6,406)	24,033	2,257	667
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	(3)	1,813	3,442	1,413	6,376	(1,485)
Adjusted Operating Income	$144,489	$130,980	$184,933	$131,238	$132,535	$126,350

Operating Margin, GAAP basis excl. non-controlling interests	19.0%	17.9%	25.0%	15.2%	17.7%	17.7%

Adjusted Operating Margin	22.9%	21.9%	29.0%	22.6%	22.2%	21.9%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ thousands except per Unit amounts, unaudited	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Net Income - Diluted, GAAP basis	$43,230	$36,455	$57,853	$29,706	$40,617	$38,474
Impact on net income of AllianceBernstein non-GAAP adjustments	415	1,008	(2,308)	7,919	840	214
Adjusted Net Income - Diluted	$43,645	$37,463	$55,545	$37,625	$41,457	$38,688

Diluted Net Income per Holding Unit, GAAP basis	$0.44	$0.38	$0.62	$0.32	$0.40	$0.38
Impact of AllianceBernstein non-GAAP adjustments	0.01	0.01	(0.02)	0.08	0.01	-
Adjusted Diluted Net Income per Holding Unit	$0.45	$0.39	$0.60	$0.40	$0.41	$0.38

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. These fees have no impact on operating income, but they do have an impact on our operating margin. As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

Prior to 2009, a large proportion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. The investments’ appreciation or depreciation is recorded within investment gains and losses on the income statement, as well as increasing or decreasing compensation expense. Because this plan is economically hedged, management believes it is useful to reflect the offset achieved from hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on long-term incentive compensation-related investments included in revenues and compensation expense.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses, primarily severance and professional fees incurred as a result of a fourth quarter 2013 and a second quarter 2014 acquisition, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

The recording of a change in estimate of the contingent consideration payable relating to contingent payment arrangements included in the acquisition of Sun America’s alternative investment group is not considered part of our core operating results and, accordingly, has been excluded.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level. As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income. Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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